Exhibit 99.1

FOR IMMEDIATE RELEASE

Incyte Reports Third Quarter 2026 Financial Results and Provides Business Updates
Total revenue of $1.56 billion and total net sales of $1.32 billion in the third quarter of 2026, each an increase of 14% compared to the third quarter of 2025
Jakafi®/Jakafi XR™ (ruxolitinib) net sales of $827 million, an increase of 4% compared to the same period in 2025
Continued growth in core business (ex-Jakafi), with Opzelura® (ruxolitinib) cream net sales of $255 million and Hematology and Oncology net sales of $235 million, an increase of 36% and 38%, respectively, versus the prior year period
Raising 2026 full year financial guidance for Opzelura net sales, Hematology and Oncology net sales and total net sales
Phase 1 data for INCB161734 and INCA033890 support an expanding GI Oncology development strategy, including multiple ongoing and planned registrational studies in 2027

Advancing multiple registrational programs in Hematology, with Phase 3 studies underway or planned for INCA033989 in essential thrombocythemia (ET) and myelofibrosis (MF), and latarcibart in von Willebrand disease (VWD)

Phase 3 data expected by year-end for povorcitinib in prurigo nodularis (PN) and ruxolitinib cream in hidradenitis suppurativa (HS)

Conference Call and Webcast Scheduled Today at 8:00 a.m. ET
WILMINGTON, Del. – October 29, 2026 – Incyte (Nasdaq:INCY) today reported financial results for the third quarter of 2026 and provided a business update.
“Our third quarter was marked by strong commercial performance, meaningful pipeline progress and important regulatory achievements,” said Bill Meury, Chief Executive Officer, Incyte. “Net sales growth was strong in both the U.S. and internationally, creating a durable core business beyond Jakafi. At the same time, we are advancing a pipeline led by a CALR-targeted monoclonal antibody for myeloproliferative neoplasms, a novel Protein S modulator for von Willebrand disease, a KRAS G12D inhibitor for pancreatic and colorectal cancers and a TGFβR2×PD-1 bispecific antibody for colorectal cancer. Each represents a significant opportunity for Incyte, and together they give us multiple paths to growth beyond 2029. With important clinical, regulatory and commercial catalysts ahead, we are well positioned to create long-term value for patients and shareholders.”

Third Quarter 2026 Results
•Total revenue: Total revenue was $1.56 billion, an increase of 14% compared to the third quarter of 2025, primarily driven by an increase in total net sales across marketed products.
•Total net sales: Total net sales were $1.32 billion, an increase of 14% compared to the third quarter of 2025, driven by increased demand across marketed products.
◦Jakafi®/Jakafi XR™ (ruxolitinib) net sales of $827 million, an increase of 4% compared to the same period in 2025.
◦Opzelura® (ruxolitinib) cream net sales of $255 million, an increase of 36% versus the prior year period.
◦Hematology and Oncology portfolio net sales of $235 million, an increase of 38% compared to the third quarter of 2025.
•Cost of sales: GAAP and non-GAAP cost of sales were $108.7 million and $102.2 million, respectively, representing 8% of total net sales.

•Research and development (R&D) expenses: GAAP and non-GAAP R&D expenses were $1.79 billion and $1.75 billion, an increase of 254% and 274%, respectively, compared to the prior year period, primarily driven by a one-time $1.23 billion IPR&D expense related to the acquisition of Vega Therapeutics. Excluding the Vega IPR&D expense, GAAP research and development expenses increased 11% as compared to the same period in 2025 primarily driven by late-stage development efforts.
•Selling, general and administrative (SG&A) expenses: GAAP and non-GAAP SG&A expenses were $364.3 million and $339.1 million, an increase of 11% and 10%, respectively, compared to the prior year period.
•Cash, cash equivalents and marketable securities position: As of September 30, 2026 and December 31, 2025, cash, cash equivalents and marketable securities totaled $3.9 billion and $3.6 billion, respectively.
2026 Financial Guidance
Incyte is raising its full year 2026 net sales guidance for Opzelura to $1,100 - $1,120 million, Hematology and Oncology to $890 - $910 million and total net sales to $5,210 - $5,300 million to reflect continued strong performance across the portfolio. Incyte is reaffirming its full year 2026 guidance for all other categories.
Incyte’s guidance for the fiscal year 2026 is summarized below.

	Current	Previous
Total net sales	$5,210 - $5,300 million	$5,130 - $5,260 million
Jakafi net sales(1)	Unchanged	$3,220 - $3,270 million
Opzelura net sales(2)	$1,100 - $1,120 million	$1,050 - $1,100 million
Hematology and Oncology net sales(3)	$890 - $910 million	$860 - $890 million
Total GAAP R&D and SG&A operating expenses(4)	Unchanged	$4,915 - $4,995 million
Total Non-GAAP R&D and SG&A operating expenses(4,5)	Unchanged	$4,625 - $4,695 million
1Includes Jakafi and Jakafi XR™ (ruxolitinib) net sales.
2Includes a one-time $246 million benefit related to our agreement with CMS to resolve our litigation related to the application of Medicaid rebate rules to Opzelura.
3Includes Pemazyre® (pemigatinib) in the U.S., Canada, Europe, Japan, Asia Pacific (APAC), Middle East and Africa (MEA), and Latin America (LatAm); Niktimvo™ (axatilimab-csfr) and Monjuvi® (tafasitamab-cxix) in the U.S.; Zynyz® (retifanlimab-dlwr) in the U.S., Europe and Japan; Iclusig® (ponatinib) in Europe and MEA; and Minjuvi® (tafasitamab) in Canada, Europe, Japan, APAC, MEA and LatAm.
4Includes upfront cost related to the acquisition of Vega Therapeutics, which was recognized as a $1.23 billion IPR&D expense in the third quarter of 2026.
5Adjusted to exclude the estimated cost of stock-based compensation.
Key Business Updates
Hematology

INCA033989 (mutCALR)
•A Phase 3 study (EXCALIBUR-MF2) is expected to initiate by year end 2026, following positive End-of-Phase 2 interactions with the U.S. Food and Drug Administration (FDA) in the third quarter. The trial will evaluate INCA033989 versus best available therapy (BAT) in patients with CALR-mutated myelofibrosis (MF) who were previously treated with a JAK inhibitor.
•The registrational Phase 3 study (EXCALIBUR-ET2), evaluating INCA033989 in mutCALR positive patients with essential thrombocythemia (ET) who are resistant or intolerant to at least one prior cytoreductive therapy was initiated in mid-2026.
•Data from the Phase 1 cohort evaluating INCA033989 as a monotherapy and in combination with ruxolitinib in treatment naïve patients with MF are anticipated in the fourth quarter of 2026.

Latarcibart (formerly VGA039)
•The Phase 3 study (VIVID-6) evaluating once-monthly subcutaneous (SC) administration of latarcibart as bleeding prophylaxis in patients with all types of von Willebrand disease (VWD) is ongoing. Topline data from the VIVID-6 study are anticipated in early 2029.

Monjuvi/Minjuvi
•Global regulatory submissions for Monjuvi/Minjuvi as a treatment for patients with newly diagnosed diffuse large B-cell lymphoma (DLBCL) are under regulatory review. The Company anticipates a potential approval and launch in the U.S. in the first quarter of 2027.

Niktimvo
•Results from the Phase 2 trial evaluating axatilimab in combination with ruxolitinib in patients with newly diagnosed chronic graft-versus-host disease (GVHD) are expected to be presented at a medical meeting in the first quarter of 2027.

Oncology
INCB161734 (KRAS G12D)
•Data from the ongoing Phase 1 trial presented at the 2026 European Society for Medical Oncology (ESMO) Congress demonstrated high response rates and early evidence of durable clinical benefit with INCB161734 in combination with standard-of-care chemotherapy (mFOLFIRINOX or GEMNabP) as a first-line treatment in patients with metastatic pancreatic ductal adenocarcinoma (PDAC), further supporting its potential as a first-line treatment option.
•A Phase 3 study (DAWN-303) evaluating INCB161734 in combination with standard-of-care chemotherapy versus chemotherapy alone as a first-line treatment in patients with metastatic PDAC is ongoing, with topline data anticipated in 2028.
•A Phase 3 study evaluating INCB161734 as adjuvant therapy following surgical resection in patients with PDAC is expected to initiate in 2027.
•Data from the ongoing Phase 1 trial presented at ESMO demonstrated notable antitumor activity with INCB161734, both as monotherapy and in combination with cetuximab, in heavily pretreated metastatic colorectal cancer (CRC) patients, supporting further development in this patient population.
•A Phase 3 study (DAWN-302) evaluating INCB161734 in combination with cetuximab in patients with previously treated CRC is expected to initiate in the first half of 2027.
INCA33890 (TGFβR2xPD-1)†
•Data from the ongoing Phase 1 trial presented at the 2026 ESMO Congress demonstrated encouraging clinical activity and a manageable safety profile of INCA33890 in combination with standard-of-care (SoC) chemotherapy and bevacizumab as a first-line treatment in patients with microsatellite-stable colorectal cancer (MSS CRC), supporting the ongoing Phase 3 study (NEXERA-303) and expansion of the program into earlier-stage disease.
•A Phase 3 study (NEXERA-303) evaluating INCA33890 in combination with SoC chemotherapy and bevacizumab as a first-line treatment in patients with MSS CRC is ongoing, with topline data anticipated in 2029.
•In October, a Phase 2 study (NEXERA-204) evaluating INCA33890 for the treatment of patients with circulating tumor DNA-positive stage II/III MSS CRC after curative resection and chemotherapy, was initiated.
INCB123667 (CDK2)
•As part of a strategic shift in focus toward the first-line maintenance ovarian cancer setting, enrollment in the Phase 3 study (MAESTRA-2) evaluating INCB123667 in patients with platinum-resistant ovarian cancer (PROC) was discontinued.
•A Phase 3 study (MAESTRA-3) evaluating INCB123667 in combination with bevacizumab as first-line maintenance therapy in patients with ovarian cancer is expected to initiate in the fourth quarter of 2026.
•Preliminary efficacy data from the ongoing Phase 1 trial evaluating INCB123667 in combination with bevacizumab in patients with recurrent epithelial ovarian cancer (rEOC) were presented as a rapid oral presentation at the 2026 ESMO Congress.

Inflammation and Autoimmunity (IAI)
Opzelura
•In July, the European Commission (EC) approved Opzelura for the treatment of moderate atopic dermatitis (AD) in adult patients for whom topical corticosteroids (TCSs) and topical calcineurin inhibitors (TCIs) are inadequate or inappropriate. Opzelura is the first steroid-free topical JAK inhibitor approved in the European Union (EU) for adults with moderate AD. This approval represents Opzelura’s second approved indication in the EU.
•Topline results from the Phase 3 studies (TRuE-HS1 and TRuE-HS2) evaluating ruxolitinib cream in patients with mild to moderate hidradenitis suppurativa (HS) are anticipated in the fourth quarter of 2026.
Povorcitinib
•In September, the Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending the approval of povorcitinib (Povofortay®) for the treatment of active moderate to severe HS in adults who have responded inadequately to, or who are intolerant or contraindicated to, an anti-TNF therapy. A regulatory decision from the EC is anticipated in the fourth quarter of 2026.
•The New Drug Application (NDA) for povorcitinib as a treatment for patients with moderate to severe HS is under regulatory review and the Company anticipates a potential U.S. approval and launch in the first quarter of 2027.
•Data from the Phase 3 studies (STOP-PN1 and STOP-PN2) evaluating povorcitinib in patients with moderate to severe prurigo nodularis (PN) are anticipated in the fourth quarter of 2026.
•Topline data from the Phase 2 proof-of-concept trial for povorcitinib in patients with asthma are anticipated by year-end 2026.

Corporate Updates
•In July, the Company completed its acquisition of Vega Therapeutics, Inc., a wholly owned subsidiary of Star Therapeutics, LLC. The acquisition added latarcibart, a novel investigational monoclonal antibody in Phase 3 development for patients with VWD, to Incyte’s late-stage pipeline. Under the terms of the parties’ stock purchase agreement, Incyte acquired all outstanding shares of Vega Therapeutics for $1.25 billion. Star Therapeutics will be eligible to receive up to $750 million in additional payments upon the achievement of sales milestones.
•In August, the Company entered into an agreement with the U.S. Centers for Medicare & Medicaid Services (CMS) intended to improve access to medicines for American patients while supporting continued U.S. biopharmaceutical innovation. Under the agreement, the Company will enable state Medicaid programs to access Jakafi and Jakafi XR at prices aligned with those in a defined group of other advanced, industrialized nations. Additionally, the Company expects that it will not be subject to certain future CMS pricing mandates, including the proposed GUARD and GLOBE models.

2026 Third Quarter Financial Results
The financial measures presented in this press release for the three and nine months ended September 30, 2026 and 2025 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.
Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

As changes in exchange rates are an important factor in understanding period-to-period comparisons, management believes the presentation of certain revenue results on a constant currency basis in addition to reported results helps improve investors’ ability to understand the Company’s operating results and evaluate its performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period over period. The Company calculates constant currency by calculating current year results using prior year foreign currency exchange rates and generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as the Company presents them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.
Financial Highlights
Financial Highlights
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total GAAP revenues	$1,557,204	$1,365,980	$4,503,919	$3,634,407

Total GAAP operating (loss) income	(708,361)	443,518	290,654	1,179,000
Total Non-GAAP operating (loss) income	(629,721)	498,296	536,996	1,164,516

GAAP net (loss) income	(784,803)	424,169	104,132	987,371
Non-GAAP net (loss) income	(730,803)	455,972	286,983	997,358

GAAP basic EPS	$(3.86)	$2.17	$0.52	$5.08
Non-GAAP basic EPS	$(3.60)	$2.33	$1.43	$5.13
GAAP diluted EPS[1]	$(3.86)	$2.11	$0.50	$4.95
Non-GAAP diluted EPS[1]	$(3.60)	$2.26	$1.37	$5.00
1.All stock options and stock awards were excluded from the diluted share calculation for the three months ended September 30, 2026 because their effect would have been anti-dilutive, as we were in a net loss position.

Revenue Details
Revenue Details
(unaudited, in thousands)

	Three Months Ended September 30,		% Change (as reported)	% Change (constant currency)[1]	Nine Months Ended September 30,		% Change (as reported)	% Change (constant currency)[1]
	2026	2025			2026	2025
Net sales
Jakafi[2]	$826,501	$791,071	4%	NA	$2,400,915	$2,264,271	6%	NA
Opzelura[3]	254,880	187,968	36%	36%	847,631	471,172	80%	79%
Iclusig	33,527	37,582	(11%)	(10%)	103,384	99,855	4%	(0.2%)
Pemazyre	21,179	22,741	(7%)	(6%)	67,140	63,373	6%	5%
Minjuvi/Monjuvi	54,630	41,990	30%	32%	157,543	102,672	53%	53%
Niktimvo	67,368	45,830	47%	47%	182,765	95,597	91%	91%
Zynyz	58,328	22,674	157%	158%	149,668	34,604	333%	331%
Total net sales	1,316,413	1,149,856	14%	15%	3,909,046	3,131,544	25%	25%
Royalty revenues:
Jakavi	132,458	125,645	5%	6%	362,204	327,504	11%	7%
Olumiant	39,052	37,111	5%	8%	113,938	101,393	12%	12%
Tabrecta	6,833	6,513	5%	NA	19,506	19,558	(0.3%)	NA
Other	12,648	1,855	582%	NA	21,225	4,408	382%	NA
Total royalty revenues	190,991	171,124	12%		516,873	452,863	14%
Total net sales and royalty revenues	1,507,404	1,320,980	14%		4,425,919	3,584,407	23%
Milestone and contract revenues	49,800	45,000	11%	11%	78,000	50,000	56%	56%
Total GAAP revenues	$1,557,204	$1,365,980	14%		$4,503,919	$3,634,407	24%

NA = not applicable
1 Percentage change in constant currency is calculated using 2025 foreign exchange rates to recalculate 2026 results.
2 2026 Jakafi net sales include Jakafi and Jakafi XR following the launch of Jakafi XR in the second quarter of 2026.
3 Opzelura net sales for the nine months ended September 30, 2026 include $246.0 million related to our agreement with CMS to resolve our litigation related to the application of Medicaid rebate rules to Opzelura.
Net Sales and Royalty Revenues Total net sales and royalty revenue for the quarter ended September 30, 2026 increased 14% over the prior year comparable period.
•Total net sales for the quarter ended September 30, 2026 increased 14% over the prior year comparable period.
•Jakafi net sales increased 4% in the third quarter of 2026 versus the prior year comparable period to $827 million, primarily driven by a 12% increase in paid demand and growth across all indications. Jakafi inventory levels were within normal range at the end of the third quarter of 2026.
•Opzelura net sales increased 36% in the third quarter of 2026 versus the prior year comparable period to $255 million. Net growth was driven by increased patient demand in both AD and vitiligo and improvements in net pricing resulting from the Opzelura line extension settlement in the second quarter. Opzelura inventory levels were within normal range at the end of the third quarter of 2026.
•Hematology and oncology net sales increased 38% in the third quarter of 2026 versus the prior year comparable period to $235 million, driven by increased demand for Niktimvo, Zynyz and Monjuvi/Minjuvi.

Operating Expenses
Reconciliation of Reported to Adjusted Results
(unaudited, in thousands)

	Three Months Ended September 30, 2026
	Cost of Sales[1]	Research and Development[2]	Selling, General and Administrative[3]	Operating (Loss) Income	Net (Loss) Income
GAAP (as reported)	$108,744	$1,791,656	$364,273	$(708,361)	$(784,803)
Adjustments - Add / (Subtract)
Non-cash stock compensation from equity awards	(1,160)	(43,503)	(25,130)	69,793	69,793
Amortization of acquired product rights	(5,384)	—	—	5,384	5,384
Loss on change in fair value of contingent consideration	—	—	—	892	892
Vega acquisition transition costs and related compensation expenses	—	(2,571)	—	2,571	2,571
Non-cash interest	—	—	—	—	82
Loss on equity investments	—	—	—	—	13,225
Tax effect of Non-GAAP pre-tax adjustments	—	—	—	—	(37,947)
Non-GAAP (as adjusted)	$102,200	$1,745,582	$339,143	$(629,721)	$(730,803)

	Three Months Ended September 30, 2025
	Cost of Sales[1]	Research and Development[2]	Selling, General and Administrative[3]	Operating Income	Net Income
GAAP (as reported)	$99,001	$506,584	$329,081	$443,518	$424,169
Adjustments - Add / (Subtract)
Non-cash stock compensation from equity awards	(923)	(39,634)	(21,041)	61,598	61,598
Amortization of acquired product rights	(5,384)	—	—	5,384	5,384
(Gain) on change in fair value of contingent consideration	—	—	—	(12,204)	(12,204)
Escient acquisition related compensation expense	—	—	—	—	—
Non-cash interest	—	—	—	—	82
(Gain) on equity investments	—	—	—	—	(8,558)
Tax effect of Non-GAAP pre-tax adjustments	—	—	—	—	(14,499)
Non-GAAP (as adjusted)	$92,694	$466,950	$308,040	$498,296	$455,972

	Nine Months Ended September 30, 2026
	Cost of Sales[1]	Research and Development[2]	Selling, General and Administrative[3]	Operating Income	Net Income
GAAP (as reported)	$318,224	$2,824,509	$1,044,095	$290,654	$104,132
Adjustments - Add / (Subtract)
Non-cash stock compensation from equity awards	(2,974)	(120,912)	(77,296)	201,182	201,182
Amortization of acquired product rights	(16,152)	—	—	16,152	16,152
Loss on change in fair value of contingent consideration	—	—	—	3,223	3,223
Asset impairment and related disposal costs	—	—	—	23,214	23,214
Vega acquisition transition costs and related compensation expenses	—	(2,571)	—	2,571	2,571
Non-cash interest	—	—	—	—	245
(Gain) on equity investments	—	—	—	—	(3,171)
Tax effect of Non-GAAP pre-tax adjustments	—	—	—	—	(60,565)
Non-GAAP (as adjusted)	$299,098	$2,701,026	$966,799	$536,996	$286,983

	Nine Months Ended September 30, 2025
	Cost of Sales[1]	Research and Development[2]	Selling, General and Administrative[3]	Operating Income	Net Income
GAAP (as reported)	$250,955	$1,438,780	$985,794	$1,179,000	$987,371
Adjustments - Add / (Subtract)
Non-cash stock compensation from equity awards	(2,620)	(114,058)	(70,511)	187,189	187,189
Contract dispute settlement	—	—	—	(242,251)	(242,251)
Amortization of acquired product rights	(16,152)	—	—	16,152	16,152
Loss on change in fair value of contingent consideration	—	—	—	22,129	22,129
Escient acquisition related compensation expense	—	(2,117)	(180)	2,297	2,297
Non-cash interest	—	—	—	—	245
(Gain) on equity investments	—	—	—	—	(3,064)
Tax effect of Non-GAAP pre-tax adjustments	—	—	—	—	27,290
Non-GAAP (as adjusted)	$232,183	$1,322,605	$915,103	$1,164,516	$997,358
1 Non-GAAP cost of sales excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the cost of stock-based compensation.
2 Non-GAAP research and development expenses exclude the cost of stock-based compensation, Escient acquisition related compensation expense related to severance payments, and Vega transition costs primarily representing employee related costs to transition research and development activities to us as part of the Vega acquisition, as well as retention payments to former Vega employees.
3 Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation and Escient acquisition related compensation expense related to severance payments.
Cost of sales GAAP and Non-GAAP cost of sales for the quarter ended September 30, 2026 were $108.7 million and $102.2 million, respectively, representing 8% of total net sales.

Contract dispute settlement In May 2025, Incyte and Novartis entered into a settlement agreement with respect to litigation relating to the duration of royalty payments owed under the Collaboration and License Agreement between Incyte and Novartis. Under the settlement agreement, the royalty rate payable by Incyte on future net sales of Jakafi in the United States is reduced by 50% beginning January 1, 2025 and Incyte paid Novartis $280.0 million as the settlement of disputed royalties on net sales of Jakafi in the United States through December 31, 2024. The difference of $242.2 million between the accrued royalties and the total amount paid by us to Novartis was recorded in contract dispute settlement on the condensed consolidated statement of operations for the nine months ended September 30, 2025.
Research and development expenses GAAP and Non-GAAP research and development expenses for the quarter ended September 30, 2026 were $1.79 billion and $1.75 billion, an increase of 254% and 274%, respectively, compared to the same period in 2025, primarily driven by the upfront consideration associated with the Vega acquisition, increased investment in latarcibart and continued advancement of our late stage development portfolio. Excluding the Vega acquisition upfront consideration, GAAP research and development expenses increased 11% as compared to the same period in 2025, primarily reflecting increased investment in our late stage development assets.
Selling, general and administrative expenses GAAP and Non-GAAP selling, general and administrative expenses for the quarter ended September 30, 2026 were $364.3 million and $339.1 million, an increase of 11% and 10%, respectively, compared to the same period in 2025, primarily due to pre-launch activities.
Other Financial Information
Change in fair value of acquisition-related contingent consideration The change in fair value of contingent consideration during the quarter ended September 30, 2026, compared to the same period in 2025, was primarily due to updated projections of future net sales of Iclusig, including the impacts from fluctuations in foreign currency exchange rates.
Operating income GAAP and Non-GAAP operating income for the quarter ended September 30, 2026 decreased 260% and 226%, respectively, compared to the same period in 2025, driven primarily by the impact of the Vega acquisition, offset partially by growth in total revenue. Excluding the Vega acquisition upfront consideration, GAAP operating income increased 18% primarily driven by growth in total revenue.
Cash, cash equivalents and marketable securities position Cash, cash equivalents and marketable securities as of September 30, 2026, were $3.9 billion, compared to $3.6 billion as of December 31, 2025.
Conference Call and Webcast Information
Incyte will hold a conference call and webcast this morning at 8:00 a.m. ET. To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13763051.

If you are unable to participate, a replay of the conference call will be available for 90 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13763051.

The conference call will also be webcast live and can be accessed at investor.incyte.com.

About Incyte®
Incyte is redefining what’s possible in biopharmaceutical innovation. Through deep scientific expertise and a relentless focus on patients, we have built an established portfolio of first-in-class medicines and an extensive portfolio of next-generation medicines across our key franchises: Hematology, Oncology and Inflammation and Autoimmunity.

To learn more, visit Incyte.com and Investor.Incyte.com. Follow us on social media: LinkedIn, X and Instagram.

Incyte is a registered trademark of Incyte.

About Jakafi® (ruxolitinib)
Jakafi® (ruxolitinib) is a JAK1/JAK2 inhibitor approved for use in the U.S. for the treatment of polycythemia vera (PV) in adults who have had an inadequate response to, or are intolerant of, hydroxyurea; intermediate or high-risk myelofibrosis (MF), including primary MF, post-PV MF and post-essential thrombocythemia MF in adults; steroid-refractory acute graft-

versus-host disease (GVHD) in adult and pediatric patients 12 years and older; and chronic GVHD after failure of one or two lines of systemic therapy in adult and pediatric patients 12 years and older.

Jakafi is a registered trademark of Incyte.

About Jakafi XR™ (ruxolitinib) Extended-Release Tablets
Jakafi XR™ (ruxolitinib) extended-release tablets are a once-daily (QD) formulation of ruxolitinib, approved for use in the U.S. for the treatment of PV in adults who have had an inadequate response to, or are intolerant of, hydroxyurea; intermediate or high-risk MF, including primary MF, post-PV MF, and post-essential thrombocythemia MF in adults; steroid-refractory acute GVHD in adult and pediatric patients 12 years and older; and chronic GVHD after failure of one or two lines of systemic therapy in adult and pediatric patients 12 years and older.

It is not known if Jakafi XR is safe or effective in children for the treatment of MF or PV.

Jakafi XR and the Jakafi XR logo are trademarks of Incyte.

About Opzelura® (ruxolitinib) Cream
Opzelura® (ruxolitinib) cream, a novel cream formulation of Incyte’s JAK1/JAK2 inhibitor ruxolitinib, is the first and only treatment for repigmentation approved for use in the U.S. for the topical treatment of nonsegmental vitiligo in patients 12 years of age and older. Opzelura also is approved for use in the U.S. for the topical short-term and non-continuous chronic treatment of mild to moderate atopic dermatitis (AD) in non-immunocompromised patients 2 years of age and older whose disease is not adequately controlled with topical prescription therapies or when those therapies are not advisable. Use of Opzelura in combination with therapeutic biologics, other JAK inhibitors, or potent immunosuppressants, such as azathioprine or cyclosporine, is not recommended.

In Europe, Opzelura (ruxolitinib) cream 15mg/g is approved for the treatment of nonsegmental vitiligo with facial involvement in adults and adolescents from 12 years of age and in adult patients with moderate atopic dermatitis (AD) for whom topical corticosteroids (TCSs) and topical calcineurin inhibitors (TCIs) are inadequate or inappropriate.

Incyte has worldwide rights for the development and commercialization of Opzelura.

Opzelura is a registered trademark of Incyte.

About Monjuvi® (tafasitamab-cxix)/Minjuvi® (tafasitamab)
Monjuvi® (tafasitamab-cxix)/Minjuvi® (tafasitamab) is a humanized Fc-modified cytolytic CD19-targeting monoclonal antibody. Tafasitamab incorporates an XmAb® engineered Fc domain, which mediates B-cell lysis through apoptosis and immune effector mechanisms including Antibody-Dependent Cell-Mediated Cytotoxicity (ADCC) and Antibody-Dependent Cellular Phagocytosis (ADCP). Incyte licenses exclusive worldwide rights to develop and commercialize tafasitamab from Xencor, Inc.

In the U.S., Monjuvi is approved for use in combination with lenalidomide and rituximab for the treatment of adult patients with relapsed or refractory follicular lymphoma (FL).

Monjuvi is not indicated and is not recommended for the treatment of patients with relapsed or refractory marginal zone lymphoma outside of controlled clinical trials.

Additionally, Monjuvi received approval in the U.S. in combination with lenalidomide for the treatment of adult patients with relapsed or refractory diffuse large B-cell lymphoma (DLBCL) not otherwise specified, including DLBCL arising from low grade lymphoma, and who are not eligible for autologous stem cell transplant (ASCT). This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial(s).

In Europe, Minjuvi (tafasitamab) received conditional marketing authorization from the European Medicines Agency in combination with lenalidomide, followed by Minjuvi monotherapy, for the treatment of adult patients with relapsed or refractory DLBCL who are not eligible for ASCT. Additionally, Minjuvi is approved for use in Europe in combination with lenalidomide and rituximab for the treatment of adult patients with relapsed or refractory FL (Grade 1-3a) after at least one line of systemic therapy.

In Japan, Minjuvi is approved for use in combination with rituximab and lenalidomide for the treatment of adult patients with relapsed or refractory FL (2L+ FL).

XmAb is a registered trademark of Xencor, Inc.

Monjuvi and Minjuvi are registered trademarks of Incyte.

About Pemazyre® (pemigatinib)
Pemazyre® (pemigatinib) is a kinase inhibitor approved for use in the U.S. for the treatment of adults with previously treated, unresectable locally advanced or metastatic cholangiocarcinoma with a fibroblast growth factor receptor 2 (FGFR2) fusion or other rearrangement as detected by an FDA-approved test. This indication is approved under accelerated approval based on overall response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in one or more confirmatory trials.

Pemazyre is also the first targeted treatment approved for use in the U.S. for the treatment of adults with relapsed or refractory myeloid/lymphoid neoplasms (MLNs) with FGFR1 rearrangement.

In Japan, Pemazyre is approved for use for the treatment of patients with unresectable biliary tract cancer (BTC) with an FGFR2 fusion gene that worsens after cancer chemotherapy.

In Europe, Pemazyre is approved for use for the treatment of adults with locally advanced or metastatic cholangiocarcinoma with a FGFR2 fusion or rearrangement that has progressed after at least one prior line of systemic therapy.

Pemazyre is a potent, selective, oral inhibitor of FGFR isoforms 1, 2 and 3 that has demonstrated selective pharmacologic activity against cancer cells with FGFR alterations.

Pemazyre is marketed by Incyte in the United States, Europe and Japan.

Pemazyre is a trademark of Incyte.

About Iclusig® (ponatinib) tablets
Iclusig® (ponatinib) targets not only native BCR-ABL, an abnormal, fused gene and protein associated with several types of leukemia, most notably Chronic Myeloid Leukemia (CML) and Philadelphia-positive Acute Lymphoblastic Leukemia (Ph+ ALL), but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved tyrosine kinase inhibitors.

In Europe, Iclusig is approved for use for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from Takeda Pharmaceuticals International AG to commercialize ponatinib in the European Union and 29 other countries, including Switzerland, the UK, Norway, Turkey, Israel and Russia. Iclusig is marketed in the U.S. by Millennium Pharmaceuticals, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Limited.

About Zynyz® (retifanlimab-dlwr)
Zynyz® (retifanlimab-dlwr) is a humanized monoclonal antibody targeting programmed death receptor-1 (PD-1), approved for use in the U.S., Europe and Japan in combination with carboplatin and paclitaxel (platinum-based chemotherapy) for the first-line treatment of adult patients with inoperable locally recurrent or metastatic squamous cell carcinoma of the anal canal (SCAC) and in the U.S. as a single agent for the treatment of adult patients with locally recurrent or metastatic SCAC with disease progression or intolerance to platinum-based chemotherapy.

Zynyz is also approved for use as monotherapy for the first-line treatment of adult patients with metastatic or recurrent locally advanced Merkel cell carcinoma (MCC) in the U.S., Europe, Canada and Switzerland.

Incyte licenses exclusive worldwide rights to develop and commercialize Zynyz from MacroGenics, Inc.

Zynyz is a registered trademark of Incyte.

About Niktimvo™ (axatilimab-csfr)
Niktimvo™ (axatilimab-csfr) is a first-in-class colony stimulating factor-1 receptor (CSF-1R)-blocking antibody approved for use in the U.S. for the treatment of chronic GVHD after failure of at least two prior lines of systemic therapy in adult and pediatric patients weighing at least 40 kg (88.2 lbs).

In September 2021, Syndax Pharmaceuticals, Inc. and Incyte entered into an exclusive worldwide co-development and co-commercialization license agreement for axatilimab in chronic GVHD and any future indications.

Axatilimab is being studied in frontline combination trials in chronic GVHD – a Phase 2 combination trial with ruxolitinib (NCT06388564) and a Phase 3 combination trial with steroids (NCT06585774) are underway.

Niktimvo is a trademark of Incyte.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding Incyte’s expected financial and operational performance; Incyte’s updated 2026 full year financial guidance; expectations regarding the impact of Incyte’s agreement with CMS; Incyte’s ability to deliver sustained long-term growth and create long-term value for patients and shareholders; the strength and growth of Incyte’s core business and marketed products; the potential and progress of programs in Incyte’s pipeline, including their potential to provide significant future growth opportunities; expectations regarding the initiation, timing, progress and results of clinical trials and anticipated data readouts, including for INCA033989 (mutCALR), INCB161734 (KRAS G12D inhibitor), INCA33890 (TGFβR2xPD-1 bispecific), latarcibart, Niktimvo (axatilimab), INCB123667 (CDK2), Opzelura and povorcitinib; expectations regarding regulatory submissions, regulatory decisions, approvals and commercial launches, including for Monjuvi in newly diagnosed DLBCL and povorcitinib in HS; expectations regarding Incyte’s partnerships and collaborations; and Incyte’s aspirations and goals as set forth under the heading “About Incyte.”

Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including the sufficiency of clinical trial data to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials and the ability to enroll subjects in accordance with planned schedules; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; the efficacy or safety of Incyte’s products; Incyte’s ability to achieve commercial success for its marketed products and product candidates, if approved; Incyte’s ability to obtain and maintain protection of intellectual property for its products and technology; Incyte’s reliance on third parties and partners; the acceptance of Incyte’s products in the marketplace; market competition, sales, marketing, manufacturing and distribution requirements; greater than expected expenses, including expenses relating to litigation or strategic activities; the effects of announced or unexpected price regulation or limitations on reimbursement or coverage for Incyte’s products; the impact of agreements or arrangements with governmental authorities relating to the pricing, reimbursement or coverage of Incyte’s products; and those risks and uncertainties discussed in greater detail in Incyte’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports filed on Form 10-Q. Incyte disclaims any intent or obligation to update these forward-looking statements.

# # #
Contacts

Media	Investors
media@incyte.com	ir@incyte.com

__________________

†INCA33890, a TGFβR2×PD-1 bispecific Biclonics® antibody, is developed in collaboration with Merus (legacy partnership); Merus is now part of Genmab A/S.

INCYTE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	GAAP		GAAP
Revenues:
Net sales	$1,316,413	$1,149,856	$3,909,046	$3,131,544
Product royalty revenues	190,991	171,124	516,873	452,863
Milestone and contract revenues	49,800	45,000	78,000	50,000
Total revenues	1,557,204	1,365,980	4,503,919	3,634,407

Costs, expenses and other:
Cost of sales (including definite-lived intangible amortization)	108,744	99,001	318,224	250,955
Contract dispute settlement	—	—	—	(242,251)
Research and development	1,791,656	506,584	2,824,509	1,438,780
Selling, general and administrative	364,273	329,081	1,044,095	985,794
Asset impairment and related disposal costs	—	—	23,214	—
Loss (gain) on change in fair value of acquisition-related contingent consideration	892	(12,204)	3,223	22,129
Total costs, expenses and other	2,265,565	922,462	4,213,265	2,455,407

(Loss) income from operations	(708,361)	443,518	290,654	1,179,000
Interest income	32,174	26,781	103,979	74,846
Interest expense	(605)	(592)	(1,756)	(1,846)
(Loss) gain on equity investments	(13,225)	8,558	3,171	3,064
Other, net	1,169	4,043	10,218	19,446
(Loss) income before provision for income taxes	(688,848)	482,308	406,266	1,274,510
Provision for income taxes	95,955	58,139	302,134	287,139
Net (loss) income	$(784,803)	$424,169	$104,132	$987,371

Net (loss) income per share:
Basic	$(3.86)	$2.17	$0.52	$5.08
Diluted	$(3.86)	$2.11	$0.50	$4.95

Shares used in computing net (loss) income per share:
Basic	203,246	195,670	200,989	194,459
Diluted	203,246	201,429	208,762	199,405

INCYTE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Cash, cash equivalents and marketable securities	$3,854,572	$3,580,604
Accounts receivable	1,237,027	1,024,407
Property and equipment, net	701,101	730,885
Finance lease right-of-use assets, net	24,690	27,520
Inventory	475,836	443,292
Prepaid expenses and other assets	384,949	337,849
Equity investments	91,162	47,991
Other intangible assets, net	103,229	117,131
Goodwill	133,000	133,000
Deferred income tax asset	281,691	515,294
Total assets	$7,287,257	$6,957,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$1,520,558	$1,634,780
Finance lease liabilities	31,762	34,715
Acquisition-related contingent consideration	92,000	121,000
Stockholders’ equity	5,642,937	5,167,478
Total liabilities and stockholders’ equity	$7,287,257	$6,957,973

INCYTE CORPORATION
RECONCILIATION OF GAAP NET (LOSS) INCOME TO SELECTED NON-GAAP ADJUSTED INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Net (Loss) Income	$(784,803)	$424,169	$104,132	$987,371
Adjustments[1]:
Non-cash stock compensation from equity awards (R&D)[2]	43,503	39,634	120,912	114,058
Non-cash stock compensation from equity awards (SG&A)[2]	25,130	21,041	77,296	70,511
Non-cash stock compensation from equity awards (COGS)[2]	1,160	923	2,974	2,620
Non-cash interest[3]	82	82	245	245
Loss (gain) on equity investments[4]	13,225	(8,558)	(3,171)	(3,064)
Amortization of acquired product rights[5]	5,384	5,384	16,152	16,152
Loss (gain) on change in fair value of contingent consideration[6]	892	(12,204)	3,223	22,129
Asset impairment and related disposal costs[7]	—	—	23,214	—
Contract dispute settlement	—	—	—	(242,251)
Escient acquisition related compensation expense[8]	—	—	—	2,297
Vega acquisition transition costs and related compensation expenses[9]	2,571	—	2,571	—
Tax effect of Non-GAAP pre-tax adjustments[10]	(37,947)	(14,499)	(60,565)	27,290
Non-GAAP Net (Loss) Income	$(730,803)	$455,972	$286,983	$997,358

Non-GAAP net (loss) income per share:
Basic	$(3.60)	$2.33	$1.43	$5.13
Diluted	$(3.60)	$2.26	$1.37	$5.00

Shares used in computing Non-GAAP net (loss) income per share:
Basic	203,246	195,670	200,989	194,459
Diluted	203,246	201,429	208,762	199,405
1 Included within the Milestone and contract revenues line item in the Condensed Consolidated Statements of Operations (in thousands) for the three and nine months ended September 30, 2026 are milestones of $49,800 and $78,000, respectively, earned from our collaborative partners, as compared to $45,000 and $50,000 of milestones earned for the three and nine months ended September 30, 2025. Included within the Research and development expenses line item in the Condensed Consolidated Statements of Operations (in thousands) for the three and nine months ended September 30, 2026 are upfront consideration and milestones of $1,237,300 and $1,249,900, respectively, related to our Vega acquisition and collaborative partners as compared to upfront consideration and milestones of $100 and $28,150, respectively, for the three and nine months ended September 30, 2025.
2 As included within the Cost of sales (including definite-lived intangible amortization) line item; the Research and development expenses line item; and the Selling, general and administrative expenses line item in the Condensed Consolidated Statements of Operations.
3 As included within the Interest expense line item in the Condensed Consolidated Statements of Operations.
4 As included within the Loss (gain) on equity investments line item in the Condensed Consolidated Statements of Operations.
5 As included within the Cost of sales (including definite-lived intangible amortization) line item in the Condensed Consolidated Statements of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.
6 As included within the Loss (gain) on change in fair value of acquisition-related contingent consideration line item in the Condensed Consolidated Statements of Operations.
7 As included within the Asset impairment and related disposal costs line item in the Condensed Consolidated Statements of Operations.
8 Included within the Research and development line item in the Condensed Consolidated Statements of Operations (in thousands) is $0 and $2,117 for the three and nine months ended September 30, 2025, respectively, and included within the Selling, general and administrative expenses line item in the Condensed Consolidated Statements of Operations is $0 and $180 for the three and nine months ended September 30, 2025, respectively. Escient acquisition related compensation expense represents non-recurring charges associated with severance payments to former Escient employees.
9 Included within the Research and development line item in the Condensed Consolidated Statements of Operations (in thousands) is $2,571 for both the three and nine months ended September 30, 2026. Vega transition costs primarily represent employee related costs to transition research and development activities to us as part of the Vega acquisition, as well as retention payments to former Vega employees.
10 Income tax effects of Non-GAAP pre-tax adjustments are calculated using an estimated annual effective tax rate, taking into consideration any permanent items and valuation allowances against related deferred tax assets.